Exhibit 16.1

KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C. 15 MAIDEN LANE –SUITE 1003 –NEW YORK, NY 10038 –TEL (212) 406-7CPA (7272) –FAX (212) 513-1930

January 28, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01(a) of Form 8-K dated January 28, 2008 of China Forestry Inc. (formerly Patriot Investment Corporation) and are in agreement with the statements contained therein.

We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).

Sincerely,
Kempisty & Company, CPA’s, P.C.